Exhibit 99.1
GLOBAL CASH ACCESS NAMES CHIEF FINANCIAL OFFICER
AND APPOINTS DIRECTOR
LAS VEGAS (September 2, 2010) — Global Cash Access Holdings, Inc. (NYSE: GCA), the gaming industry’s leading provider of cash access services, has named Mary E. Higgins, executive vice president and chief financial officer. Ms. Higgins will assume her responsibilities on September 14, 2010. Additionally, GCA’s board of directors has appointed Michael Rumbolz as a member of the board, effective immediately.
Ms. Higgins has served as the chief financial officer of Herbst Gaming, Inc. since 2000. Herbst Gaming, Inc. is a diversified, multi-jurisdictional gaming company with 15 casino properties located in Nevada, Missouri and Iowa and is one of the largest slot route operators in Nevada. During her tenure with Herbst Gaming, Inc., Ms. Higgins was responsible for all facets of financial management, including financial controls and reporting, taxation, financial planning, treasury, and investor relations.
Mr. Rumbolz most recently acted as an independent consultant to GCA and previously was the chairman and chief executive officer of Cash Systems, Inc., a competitor of GCA’s that was acquired by GCA in 2008. Mr. Rumbolz is also the former vice chairman of the board of Casino Data Systems, was the president and chief executive officer of Anchor Gaming and the president of Casino Windsor at the time of its opening. He additionally has served as a member and subsequently the chairman of the Nevada Gaming Control Board, and is the former chief deputy attorney general of the State of Nevada.
“We’re excited to have Mary Beth join our executive management team. She is a seasoned financial executive with a strong background in both the operations and cash management sides of the casino industry. We believe that Mary Beth’s leadership and years of experience in complex financial management in a public company setting as well as her proven record of revenue growth will serve us well as we continue our efforts of fully integrating cash access technologies on the gaming floor” said Scott Betts, GCA’s president and chief executive officer.
“Similarly, Mike’s years of experience in virtually all facets of the gaming industry will be a valuable asset to our board of directors. Mike already has a proven track record with GCA and was an invaluable asset in our obtaining the Nevada Gaming Control Board’s approval of QuikTicket. Both these appointments bring a wealth of industry experience to GCA, strengthening our customer focus as we continue to pursue our strategy of innovation in the industry,” concluded Mr. Betts.
About Global Cash Access
Global Cash Access, Inc., a wholly owned subsidiary of Global Cash Access Holdings, Inc. (NYSE: GCA), is the world’s leading provider of cash access and related services to the gaming industry. Based in Las Vegas, GCA serves approximately 1,000 casinos and other clients in the U.S., Canada, Europe, the Caribbean and Asia. With a singular focus on the worldwide casino industry, GCA provides proprietary technology that helps responsible patrons access cash via ATM, debit card, check cashing and credit card cash access transactions for their casino entertainment. GCA also provides services that enhance casino marketing initiatives and credit decision-making through its wholly owned subsidiary Central Credit LLC, a credit decision-making tool that uses proprietary credit bureau databases. GCA is recognized with numerous gaming industry awards for developing technologies and services that enhance casino profitability and customer loyalty. For more information, visit www.gcainc.com.

Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Important factors that may cause actual events or results to differ materially from those anticipated by such forward-looking statements include, without limitation, statements regarding our beliefs regarding the benefits of Ms. Higgins’ and Mr. Rumbolz’s prior experiences, GCA’s financial position and product innovation. These forward-looking statements are not guarantees of future performance and are subject to a number of risks and uncertainties that could cause actual results to differ materially from the results implied or contemplated by the forward-looking statements. These forward-looking statements are subject to the risks detailed in the GCA’s filings with the Securities and Exchange Commission, including the most recently filed Form 10-Q and Form 10-K. GCA does not intend or assume any obligation to update any forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this press release.
INVESTOR CONTACT:
Don Duffy, ICR
203-682-8200
IR@gcamail.com
MEDIA CONTACT:
Liz Brady, ICR
646-277-1226
Liz.Brady@icrinc.com

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